Exhibit 5.a

[Letterhead of Dechert LLP, Philadelphia, Pennsylvania]

September 3, 2003

Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Crown European Holdings

Le Colisée I

Rue Fructidor

75830 Paris Cedex 17

France

Guarantors listed on Schedule A

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Re: Form S-4 Registration Statement (Reg. No. 333-105552)

Gentlemen and Ladies:

We have acted as special counsel to Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), Crown European Holdings, a société anonyme organized under the laws of the Republic of France (“CEH”), and the guarantors listed on Schedule A hereto (together with the Company, the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-105552) originally filed by CEH and the Guarantors on May 23, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended, (the “Registration Statement”). Upon the effectiveness of the Registration Statement, CEH and the Guarantors propose to offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to (i) $1,085,000,000 of CEH’s 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) €285,000,000 of CEH’s 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) $725,000,000 of CEH’s 10 7/8% Third Priority Senior Secured Notes due 2013 (the “New Notes”) and the guarantees thereof by the Guarantors (the “New Guarantees”) registered under the Securities Act for an equal aggregate principal amount of CEH’s outstanding (i) 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) 10 7/8% Third Priority Senior Secured Notes due 2013, respectively (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among CEH, the Guarantors, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated and Jefferies & Company, Inc. incorporated by reference as Exhibits 4.k and 4.l to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant

CEH

Guarantors

September 3, 2003

to the terms of the Indentures by and among CEH, the Guarantors and Wells Fargo Bank Minnesota, National Association as trustee (the “Trustee”), incorporated by reference as Exhibits 4.m and 4.p to the Registration Statement (the “Indentures”). The Indentures are to be qualified under the Trust Indenture Act.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

We have assumed that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute legal, valid and binding agreements of the Trustee.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. When (i) the Registration Statement has been declared effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by CEH and (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will constitute valid and legally binding obligations of CEH enforceable against CEH in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. When (i) the Registration Statement has been declared effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by CEH, (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement and (v) the New Guarantees have been duly executed by the Guarantors, the New Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

CEH

Guarantors

September 3, 2003

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States, the Commonwealth of Pennsylvania and the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Exchange Offer, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction (including without limitation the effect of such laws on the enforceability of the New Notes or the Guarantees). Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of Belgium, Canada, England, France, Germany, Mexico, Switzerland, Florida or Ohio, we have assumed the correctness of and relied upon, without any independent verification, the opinions being delivered directly to you and filed as exhibits to the Registration Statement of (a) JentetAssociés, as to matters of French law, (b) Dechert, as to matters of Belgian and English law, (c) Miller Thomson, LLP and Stewart McKelvey Stirling Scales, as to matters of Canadian law, (d) Hoelters & Elsing, as to matters of German law, (e) Basham, Ringe y Correa, S.C. and Cannizo Ortiz y Asociados, S.C., as to matters of Mexican law, (f) Homburger, as to matters of Swiss law, (g) Holland & Knight, as to matters of Florida law and (h) Vorys, Sater, Seymour and Pease LLP, as to matters of Ohio law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Dechert LLP

Schedule A

Guarantors

Central States Can Co. of Puerto Rico, Inc.

Crown Beverage Packaging, Inc.

Crown Consultants, Inc.

Crown Cork & Seal Americas, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Cork & Seal Company (PA), Inc.

Crown Cork & Seal Company (USA), Inc.

Crown Cork & Seal Company, Inc.

Crown Cork & Seal Technologies Corporation

Crown Cork de Puerto Rico, Inc.

Crown Financial Corporation

Crown Financial Management, Inc.

Crown Holdings (PA), LLC

Crown International Holdings, Inc.

Crown New Delaware Holdings, Inc.

Crown Overseas Investments Corporation

Eyelet Specialty Co., Inc.

Eyelet, Inc.

Foreign Manufacturers Finance Corporation

Hocking Valley Leasing Company

NWR, Inc.

Risdon-AMS (USA), Inc.

Zeller Plastik, Inc.

Crown Cork Company Belgium NV

Crown Cork & Seal Canada Inc.

889273 Ontario Inc.

Risdon-AMS (Canada), Inc.

Zeller Plastik Canada, Inc.

Crown Canadian Holdings ULC

ZP France

Société de Participations CarnaudMetalbox

Astra Plastique S.A.S.

Polyflex

La Francaise de Développement de la Boîte Boissons

Crown Cork Company France SA

Crown Developpement SNC

CarnaudMetalbox Deutschland GmbH

Crown Bender GmbH

Zuchner Verpackungen GmbH

Zuchner Verschlusse GmbH

Zuchner & Gruss Metallverpackungen GmbH

CarnaudMetalbox Nahrungsmitteldosen GmbH

Zeller Plastik GmbH

Raku Rastatt GmbH

Zeller Engineering GmbH

Crown Cork & Seal Deutschland Holdings GmbH

Envases Generales Crown S.A. de C.V.

Crown Mexican Holdings, S. de R.L. de C.V.

Guarantors

Zeller Plastik de Mexico S.A. de C.V.

Crown Cork AG

Crown Obrist AG

BMW Vogel AG

Crown UK Holdings Limited

The Crown Cork Company Limited

CarnaudMetalbox Overseas Limited

Crown Cork & Seal Finance PLC

CarnaudMetalbox PLC

United Closures & Plastics PLC

CarnaudMetalbox Engineering PLC

Massmould Holdings Limited

Specialty Packaging (UK) PLC

CarnaudMetalbox Group UK Limited